UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

DCT Industrial Trust Inc. (the “Company”) is electing to re-issue, in an updated format, its historical financial statements for the fiscal years ended December 31, 2006, 2005, and 2004, to reflect reclassifications discussed below, in connection with the requirements of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). The provisions of SFAS No. 144 require, among other things, that the primary assets and liabilities and the results of operations of the Company’s consolidated properties that were sold subsequent to January 1, 2002, or were classified as held for sale subsequent to January 1, 2002, be reported as discontinued operations and segregated in the Company’s Consolidated Statements of Operations and Balance Sheets. In compliance with SFAS No. 144, the results of operations of the Company’s consolidated properties that were sold or classified as held for sale during the first three months of 2007 were reported as discontinued operations for each period presented in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007. This reclassification has no effect on the Company’s reported net income available to common stockholders or funds from operations.

This Current Report on Form 8-K updates Items 6, 7, and 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”), to reflect the primary assets and liabilities and the results of operations of the Company’s consolidated properties that were sold prior to March 31, 2007 or were classified as held for sale at March 31, 2007, as discontinued operations. The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1. All other items of the Company’s Form 10-K remain unchanged. No attempt has been made to update matters in the Company’s Form 10-K except to the extent expressly provided above.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Form 10-K, Item 6. Selected Financial Data; Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Form 10-K, Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

June 20, 2007

	By:	/s/ Philip L. Hawkins
	Name:	Philip L. Hawkins
	Title:	Chief Executive Officer